UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 14, 2004

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

901 Marquette Avenue, Suite 2300, Minneapolis, MN 55402
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02 Unregistered Sales of Equity Securities

On December 14, 2004, NRG Energy, Inc., or the Company or NRG, agreed to sell $420 million aggregate principal amount of the Company’s 4% Convertible Perpetual Preferred Stock (liquidation preference $1,000 per share), or the Preferred Stock, to qualified institutional buyers pursuant to a private placement exemption under Section 4(2) of the Securities Act of 1933, as amended. The private placement, which is subject to conditions, is expected to be consummated on December 20, 2004. The net proceeds to the Company are expected to be approximately $406.4 million.

The Preferred Stock bears dividends at the rate of 4% per annum, payable quarterly, beginning on March 15, 2005. The Preferred Stock will be convertible into shares of the Company’s common stock at a conversion price of $40.00 per share of common stock, which is equal to a conversion rate of approximately 25 shares of common stock per share of Preferred Stock, subject to adjustments upon certain events. On or after December 20, 2009, the Company can redeem the Preferred Stock in whole or in part by paying cash in an amount equal to the liquidation preference, plus any accumulated and unpaid dividends, including liquidated damages, if any, to the redemption date.

The convertible perpetual preferred stock and the underlying common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission with respect to resales of the Preferred Stock and the shares of common stock issuable upon conversion of the Preferred Stock. This report on Form 8-K does not constitute an offer to sell, or solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, foreign exchange rates, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets and related government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, our ability to convert facilities to burn western coal, our substantial indebtedness and the possibility that we may incur additional indebtedness, adverse results in current and future litigation, the willingness of counterparties to negotiate new contracts in California, and the amount of proceeds from asset sales.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
Vice President, Secretary and General Counsel

Dated: December 17, 2004